         [LETTERHEAD OF MORRIS, NICHOLS, ARSHT & TUNNELL APPEARS HERE]


                                                                    Exhibit 23.3


                                October 2, 1997

Muldoon, Murphy & Faucette
5101 Wisconsin Avenue, N.W.
Washington, DC 20016

Ladies and Gentlemen:

        We hereby consent to the references to this firm and our opinions in the Registration Statement on Form S-1 by Richmond County Financial Corp. and all amendments thereto, the Application for Conversion on the Form 86-AC filed by Richmond County Savings Bank (the "Bank") and all amendments thereto, and the Notice and Application for Conversion for Richmond County Savings Bank, filed by Richmond County Savings Bank, Staten Island, New York, with the Federal Deposit Insurance Corporation and all amendments thereto, relating to the conversion of the Bank from a New York chartered mutual savings bank to a New York chartered stock savings bank, the concurrent issuance of the Bank's outstanding capital stock to Richmond County Financial Corp. a holding company formed for such purpose, and the offering of Richmond County Financial Corp.'s common stock.

                                          Very truly yours,

                                          /s/ Morris, Nichols, Arsht & Tunnell